Exhibit 1.02

                                TOWER GROUP, INC.

                            20,000 Capital Securities

                     Fixed/Floating Rate Capital Securities

               (Liquidation Amount $1,000.00 per Capital Security)

                               PLACEMENT AGREEMENT
--------------------------------------------------------------------------------

                                                                January 22, 2007

FTN Financial Capital Markets
845 Crossover Lane, Suite 150
Memphis, Tennessee  38117

Keefe, Bruyette & Woods, Inc.
787 7th Avenue, 4th Floor
New York, New York 10019

Ladies and Gentlemen:

         Tower Group, Inc., incorporated and existing under the laws of Delaware (the "Company"), and its financing subsidiary, Tower Group Statutory Trust VI, a Delaware statutory trust (the "Trust," and hereinafter together with the Company, the "Offerors"), hereby confirm their agreement (this "Agreement") with you as placement agents (the "Placement Agents"), as follows:

         Section 1. Issuance and Sale of Securities.

         1.1 Introduction. The Offerors propose to issue and sell at the Closing (as defined in Section 2.3.1 hereof) 20,000 of the Trust's Fixed/Floating Rate Capital Securities, with a liquidation amount of $1,000.00 per capital security (the "Capital Securities"), to Keefe, Bruyette & Woods, Inc. (the "Purchaser") pursuant to the terms of Subscription Agreement entered into, or to be entered into on or prior to the Closing Date (as defined in Section 2.3.1 hereof), between the Offerors and the Purchaser (the "Subscription Agreement"), the form of which is attached hereto as Exhibit A and incorporated herein by this reference. The parties to this Agreement acknowledge that the terms contemplated by this transaction are reflected in the term sheet attached hereto as Exhibit E.

         1.2 Operative Agreements. The Capital Securities shall be fully and unconditionally guaranteed on a subordinated basis by the Company with respect to distributions and amounts payable upon liquidation, redemption or repayment (the "Guarantee") pursuant and subject to the Guarantee Agreement (the "Guarantee Agreement"), to be dated as of the Closing Date and executed and delivered by the Company and Wilmington Trust Company ("WTC"), as trustee (the "Guarantee Trustee"), for the benefit from time to time of the holders of the Capital Securities. The entire proceeds from the sale by the Trust to the Purchaser of the Capital Securities shall be combined with the entire proceeds from the concurrent sale by the Trust to the Company of its common securities (the "Common Securities"), and shall be used by the Trust to purchase $20,619,000 in principal amount of the Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures (the "Debentures") of the Company. The Capital Securities and the Common Securities for the Trust shall be issued pursuant to an Amended and Restated Declaration of Trust among WTC, as Delaware Trustee (the "Delaware Trustee"), WTC, as institutional trustee (the "Institutional Trustee"), the administrators of the Trust named therein, and the Company, to be dated as of the Closing Date and in substantially the form heretofore delivered to the Placement Agents (the "Trust Agreement"). The Debentures shall be issued pursuant to an Indenture (the "Indenture"), to be dated as of the Closing Date, between the Company and WTC, as indenture trustee (the "Indenture Trustee"). This Agreement and the documents identified in this Section 1.2 and in Section
1.1 are referred to herein as the "Operative Documents."

         1.3 Rights of Purchaser. The Capital Securities shall be offered and sold by the Trust directly to the Purchaser without registration of any of the Capital Securities, the Debentures or the Guarantee under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable securities laws in reliance upon exemptions from the registration requirements of the Securities Act and other applicable securities laws. The Offerors agree that this Agreement shall be incorporated by reference into the Subscription Agreement and the Purchaser shall be entitled to each of the benefits of the Placement Agents and the Purchaser under this Agreement and shall be entitled to enforce obligations of the Offerors under this Agreement as fully as if the Purchaser were a party to this Agreement. The Offerors and the Placement Agents have entered into this Agreement to set forth their understanding as to their relationship and their respective rights, duties and obligations.

         1.4 Legends. Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Capital Securities and Debentures certificates shall each contain a legend as required pursuant to any of the Operative Documents.

         Section 2. Purchase of Capital Securities.

         2.1 Exclusive Rights; Purchase Price. From the date hereof until the Closing Date (which date may be extended by mutual agreement of the Offerors and the Placement Agents), the Offerors hereby grant to the Placement Agents the exclusive right to arrange for the sale of the Capital Securities to the Purchaser at a purchase price of $1,000.00 per Capital Security.

         2.2 Subscription Agreement. The Offerors hereby agree to evidence their acceptance of the subscription by countersigning a copy of the Subscription Agreement and returning the same to the Placement Agents.

         2.3 Closing and Delivery of Payment.

         2.3.1 Closing; Closing Date. The sale and purchase of the Capital Securities by the Offerors to the Purchaser shall take place at a closing (the "Closing") at the offices of LeBoeuf, Lamb, Greene & MacRae LLP, at 10:00 a.m. (New York City time) on January 25, 2007, or such other business day as may be agreed upon by the Offerors and the Placement Agents (the "Closing Date");
provided, however, that in no event shall the Closing Date occur later than January 31, 2007 unless consented to by the Purchaser. Payment by the Purchaser shall be payable in the manner set forth in the Subscription Agreement and shall be made prior to or on the Closing Date.

         2.3.2 Delivery. Not less than two full business days prior to the Closing Date, a global Capital Security certificate in definitive form shall be made available by or on behalf of the Offerors to the Placement Agents and the Institutional Trustee for inspecting, checking and delivery to the Depository Trust Company ("DTC") or its custodian.

         2.3.3 Transfer Agent. The Offerors shall deposit the certificate representing the Capital Securities with, or as instructed by, the Institutional Trustee on the Closing Date.

         2.4 Placement Agents' Fees and Expenses.

         2.4.1 Placement Agents' Compensation. Because the proceeds from the sale of the Capital Securities shall be used to purchase the Debentures from the Company, the Company shall pay an aggregate of $20.00 for each $1,000.00 of principal amount of Debentures sold to the Trust (excluding the Debentures related to the Common Securities purchased by the Company). Of this amount, $10.00 for each $1,000.00 of principal amount of Debentures shall be payable to FTN Financial Capital Markets and $10.00 for each $1,000.00 of principal amount of Debentures shall be payable to Keefe, Bruyette & Woods, Inc. Such amount shall be delivered to the Institutional Trustee or such other person designated by the Placement Agents on the Closing Date and shall be allocated between and paid to the respective Placement Agents as directed by the Placement Agents.

         2.4.2 Costs and Expenses. Whether or not this Agreement is terminated or the sale of the Capital Securities is consummated, the Company hereby covenants and agrees that it shall pay or cause to be paid (directly or by reimbursement) all reasonable costs and expenses incident to the performance of the obligations of the Offerors under this Agreement, including all fees, expenses and disbursements of counsel and accountants for the Offerors; the reasonable costs and charges of any trustee, transfer agent or registrar and the fees and disbursements of counsel to any trustee, transfer agent or registrar in each case only to the extent attributable to the Debentures and the Capital Securities; all reasonable expenses incurred by the Offerors incident to the preparation, execution and delivery of the Trust Agreement, the Indenture, and the Guarantee; and all other reasonable costs and expenses incident to the performance of the obligations of the Company hereunder and under the Trust Agreement.

         2.5 Failure to Close. If any of the conditions to the Closing specified in this Agreement shall not have been fulfilled to the satisfaction of the Placement Agents or if the Closing shall not have occurred on or before 10:00 a.m. (New York City time) on January 25, 2007 or such later Closing Date consented to by the Purchaser pursuant to Section 2.3.1, then each party hereto, notwithstanding anything to the contrary in this Agreement, shall be relieved of all further obligations under this Agreement without thereby waiving any rights it may have by reason of such nonfulfillment or failure; provided, however, that the obligations of the parties under Sections 2.4.2 and 9 shall not be so relieved and shall continue in full force and effect.

         Section 3. Closing Conditions. The obligations of the Purchaser and the Placement Agents on the Closing Date shall be subject to the accuracy, at and as of the Closing Date, of the representations and warranties of the Offerors contained in this Agreement, to the accuracy, at and as of the Closing Date, of the statements of the Offerors made in any certificates pursuant to this Agreement, to the performance by the Offerors of their respective obligations under this Agreement, to compliance, at and as of the Closing Date, by the Offerors with their respective agreements herein contained, and to the following further conditions:

         3.1 Opinions of Counsel. On the Closing Date, the Placement Agents shall have received the following favorable opinions, each dated as of the Closing Date: (a) from Blank Rome LLP, counsel for the Offerors, addressed to the Purchaser, the Placement Agents and WTC in substantially the form set forth on Exhibit B-1 attached hereto and incorporated herein by this reference, (b) from Richards, Layton & Finger, P.A., special Delaware counsel to the Offerors and addressed to the Purchaser, the Placement Agents, the Offerors and WTC in substantially the form set forth on Exhibit B-2 attached hereto and incorporated herein by this reference, and (c) from LeBoeuf, Lamb, Greene & MacRae LLP, special tax counsel to the Offerors, and addressed to the Placement Agents and the Offerors, in substantially the form set forth on Exhibit B-3 attached hereto and incorporated herein by this reference, subject to the receipt by LeBoeuf, Lamb, Greene & MacRae LLP of a representation letter from the Company in the form set forth in Exhibit B-3 completed in a manner reasonably satisfactory to LeBoeuf, Lamb, Greene & MacRae LLP (collectively, the "Offerors' Counsel Opinions"). In rendering the Offerors' Counsel Opinions, counsel to the Offerors may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of the Offerors (copies of which shall be delivered to the Placement Agents and the Purchaser) and by government officials, and upon such other documents as counsel to the Offerors may, in their reasonable opinion, deem appropriate as a basis for the Offerors' Counsel Opinions. Counsel to the Offerors may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction. If the Offerors' counsel is not admitted to practice in the State of New York, the opinion of Offerors' counsel may assume, for purposes of the opinion, that the laws of the State of New York are substantively identical, in all respects material to the opinion, to the internal laws of the state in which such counsel is admitted to practice. Such Offerors' Counsel Opinions shall not state that they are to be governed or qualified by, or that they are otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

         3.2 Officer's Certificate. At the Closing Date, the Purchaser and the Placement Agents shall have received certificates from the Chief Executive Officer of the Company, dated as of the Closing Date, stating that (a) the representations and warranties of the Offerors set forth in Section 5 hereof are true and correct as of the Closing Date and that the Offerors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date, (b) since the date of this Agreement the Offerors have not incurred any liability or obligation, direct or contingent, or entered into any material transactions, other than in the ordinary course of business or the Company's pending public common stock offering, which is material to the Offerors, and (c) covering such other matters as the Placement Agents may reasonably request.

         3.3 Administrator's Certificate. At the Closing Date, the Purchaser and the Placement Agents shall have received a certificate of one or more administrators of the Trust, dated as of the Closing Date, stating that the representations and warranties of the Trust set forth in Section 5 are true and correct as of the Closing Date and that the Trust has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date.

         3.4 Purchase Permitted by Applicable Laws; Legal Investment. The purchase of and payment for the Capital Securities as described in this Agreement and pursuant to the Subscription Agreement shall (a) not be prohibited by any applicable law or governmental regulation, (b) not subject the Purchaser or the Placement Agents to any penalty or, in the reasonable judgment of the Purchaser and the Placement Agents, other onerous conditions under or pursuant to any applicable law or governmental regulation, and (c) be permitted by the laws and regulations of the jurisdictions to which the Purchaser and the Placement Agents are subject.

         3.5 Consents and Permits. The Company and the Trust shall have received all consents, permits and other authorizations, and made all such filings and declarations, as may be required from any person or entity pursuant to any law, statute, regulation or rule (federal, state, local and foreign), or pursuant to any agreement, order or decree to which the Company or the Trust is a party or to which either is subject, in connection with the transactions contemplated by this Agreement.

         3.6 Information. Prior to or on the Closing Date, the Offerors shall have furnished to the Placement Agents such further information, certificates, opinions and documents addressed to the Purchaser and the Placement Agents, which the Placement Agents may reasonably request, including, without limitation, a complete set of the Operative Documents or any other documents or certificates required by this Section 3; and all proceedings taken by the Offerors in connection with the issuance, offer and sale of the Capital Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Placement Agents.

         If any condition specified in this Section 3 shall not have been fulfilled when and as required in this Agreement, or if any of the opinions or certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Placement Agents, this Agreement may be terminated by the Placement Agents by notice to the Offerors at any time at or prior to the Closing Date. Notice of such termination shall be given to the Offerors in writing or by telephone or facsimile confirmed in writing.

         Section 4. Conditions to the Offerors' Obligations. The obligations of the Offerors to sell the Capital Securities to the Purchaser and consummate the transactions contemplated by this Agreement shall be subject to the accuracy, at and as of the Closing Date, of the representations and warranties of the Placement Agents contained in this Agreement and to the following further conditions:

         4.1 Executed Agreement. The Offerors shall have received from the Placement Agents an executed copy of this Agreement.

         4.2 Fulfillment of Other Obligations. The Placement Agents shall have fulfilled all of their other obligations and duties required to be fulfilled under this Agreement prior to or at the Closing.

         Section 5. Representations and Warranties of the Offerors. Except as set forth on the Disclosure Schedule (as defined in Section 11.1) attached hereto, if any, the Offerors jointly and severally represent and warrant to the Placement Agents and the Purchaser as of the date hereof and as of the Closing Date as follows:

         5.1 Securities Law Matters; Authorizations.

         (a) Neither the Company nor the Trust, nor any of their "Affiliates" (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), nor any person acting on any of their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration under the Securities Act of any of the Capital Securities, the Guarantee or the Debentures (collectively, the "Securities") or any other securities to be issued, or which may be issued (other than the Company's pending public common stock offering and the exchange of 40,000 shares of Series A-1 Preferred Stock of the Company for 40,000 shares of Series A Preferred Stock of the Company).

         (b) Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf has (i) other than the Placement Agents, offered for sale or solicited offers to purchase the Securities, (ii) engaged or will engage, in any "directed selling efforts" within the meaning of Regulation S under the Securities Act ("Regulation S") with respect to the Securities, or (iii) engaged in any form of offering, general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities.

         (c) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

         (d) Neither the Company nor the Trust is or, after giving effect to the offering and sale of the Capital Securities and the consummation of the transactions described in this Agreement, will be an "investment company" or an entity "controlled" by an "investment company," in each case within the meaning of Section 3(a) of the Investment Company Act of 1940, as amended (the
"Investment Company Act"), without regard to Section 3(c) of the Investment Company Act.

         (e) Neither the Company nor the Trust has paid or agreed to pay to any person or entity (other than the Placement Agents) any compensation for soliciting another to purchase any of the Securities.

         (f) No authorization, approval, consent, order, registration or qualification of or with any court or governmental authority or agency (including, without limitation, any insurance regulatory agency or body) is required in connection with the offering and sale of the Securities or the Guarantee hereunder, or the consummation by the Company or the Trust of any other transaction contemplated hereby, except such as have been obtained and made under the federal securities laws or state insurance laws and such as may be required under state or foreign securities or Blue Sky laws.

         5.2 SEC Filings. The documents of the Company filed with the Securities and Exchange Commission (the "Commission") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and including the commencement of the fiscal year covered by the Company's most recent Annual Report on Form 10-K, at the time they were filed by the Company with the Commission, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and, at the date of this Agreement and on the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and other than such instruments, agreements, contracts and other documents as are listed as exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 2005 and all subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed by the Company, there are no instruments, agreements, contracts or documents of a character described in Item 601 of Regulation S-K promulgated by the Commission to which the Company or any of its subsidiaries is a party.

         5.3 Organization, Standing and Qualification of the Trust. The Trust has been duly created and validly exists in good standing as a statutory trust under the Delaware Statutory Trust Act (the "Statutory Trust Act") with the power and authority to own property and to conduct the business it transacts and proposes to transact and to enter into and perform its obligations under the Operative Documents. The Trust is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the Trust. The Trust is not a party to or otherwise bound by any agreement other than the Operative Documents. The Trust is and will, under current law, be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

         5.4 Trust Agreement. The Trust Agreement has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company and the administrators of the Trust, and, assuming due authorization, execution and delivery by the Delaware Trustee and the Institutional Trustee, will be a valid and binding obligation of the Company and such administrators, enforceable against them in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other laws relating to or affecting creditors' rights generally, and (b) general principles of equity (regardless of whether considered and applied in a proceeding in equity or at law) ("Bankruptcy and Equity"). Each of the administrators of the Trust is an employee or a director of the Company or of a subsidiary of the Company and has been duly authorized by the Company to execute and deliver the Trust Agreement.



         5.5 Guarantee Agreement and the Indenture. Each of the Guarantee and the Indenture has been duly authorized by the Company and, on the Closing Date will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Guarantee Trustee, in the case of the Guarantee, and by the Indenture Trustee, in the case of the Indenture, will be a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to Bankruptcy and Equity.

         5.6 Capital Securities and Common Securities. The Capital Securities and the Common Securities have been duly authorized by the Trust and, when issued and delivered against payment therefor on the Closing Date to the Purchaser, in the case of the Capital Securities, and to the Company, in the case of the Common Securities, will be validly issued and represent undivided beneficial interests in the assets of the Trust. None of the Capital Securities or the Common Securities is subject to preemptive or other similar rights. On the Closing Date, all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any pledge, security interest, claim, lien or other encumbrance.

         5.7 Debentures. The Debentures have been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered to the Indenture Trustee for authentication in accordance with the Indenture, and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor by the Trust, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture enforceable against the Company in accordance with their terms, subject to Bankruptcy and Equity.

         5.8 Power and Authority. This Agreement has been duly authorized, executed and delivered by the Company and the Trust and constitutes the valid and binding obligation of the Company and the Trust, enforceable against the Company and the Trust in accordance with its terms, subject to Bankruptcy and Equity and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws.

         5.9 No Defaults. The Trust is not in violation of the Trust Agreement or, to the knowledge of the administrators of the Trust, any provision of the Statutory Trust Act. The execution, delivery and performance by the Company or the Trust of this Agreement or the Operative Documents to which it is a party, and the consummation of the transactions contemplated herein or therein and the use of the proceeds therefrom, will not conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or other encumbrance upon any property or assets of the Trust, the Company or the Company's Significant Subsidiary (as defined in Section 5.11 hereof) pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Trust, the Company or its Significant Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of any of them is subject, except for a conflict, breach, default, lien, charge or encumbrance which could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect nor will such action result in any violation of the Trust Agreement or the Statutory Trust Act or require the consent, approval, authorization or order of any court or governmental agency or body, except for those consents, approvals, authorizations and orders that have been obtained or made. As used herein, the term "Material Adverse Effect" means any one or more effects that individually or in the aggregate are material and adverse to the Offerors' ability to consummate the transactions contemplated herein or in the Operative Documents or any one or more effects that individually or in the aggregate are material and adverse to the condition (financial or otherwise), earnings, affairs, business prospects or results of operations of the Company and its Significant Subsidiary taken as whole, whether or not occurring in the ordinary course of business.

         5.10 Organization, Standing and Qualification of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with all requisite corporate power and authority to own its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

         5.11 Subsidiaries of the Company. The Company's significant subsidiary (as defined in Section 1-02(w) of Regulation S-X to the Securities Act (the "Significant Subsidiary")) is listed in Exhibit C attached hereto and incorporated herein by this reference. The Significant Subsidiary has been duly organized and is validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized, with all requisite power and authority to own its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign entity in each jurisdiction where the nature of its activities requires such qualification, except where the failure of such Significant Subsidiary to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect. All of the issued and outstanding shares of capital stock of the Significant Subsidiary (a) have been duly authorized and are validly issued, (b) are fully paid and nonassessable, and (c) are wholly owned, directly or indirectly, by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction upon voting or transfer, preemptive rights, claim, equity or other defect.

         5.12 Permits. The Company and its Significant Subsidiary have all requisite power and authority, and all necessary authorizations, approvals, orders, licenses (including, without limitation, insurance licenses from the insurance departments of the various states where the Significant Subsidiary writes insurance business (the "Insurance Licenses")), certificates and permits, including those that are necessary to own or lease their respective properties (collectively, "Permits"), of and from regulatory or governmental officials, bodies and tribunals that are material to the Company and its Significant Subsidiary taken as a whole and are necessary to conduct the business now operated by them; the Company and its Significant Subsidiary are in compliance with the terms and conditions of all such Insurance Licenses and Permits, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Insurance Licenses and Permits are valid and in full force and effect, except where the invalidity of such Insurance Licenses and Permits or the failure of such Insurance Licenses and Permits to be in full force and effect would not result in a Material Adverse Effect; and neither the Company nor its Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Insurance Licenses and Permits which, singly or in the aggregate, may reasonably be expected to result in a Material Adverse Effect.

         5.13 Conflicts, Authorizations and Approvals. Neither the Company nor its Significant Subsidiary is in violation of its respective articles or certificate of incorporation, charter or by-laws or similar organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which either the Company or its Significant Subsidiary is a party, or by which it or any of them may be bound or to which any of the property or assets of the Company or its Significant Subsidiary is subject, the effect of which violation or default in performance or observance would have, singly or in the aggregate, a Material Adverse Effect.

         5.14 Financial Statements.

         (a)  The  consolidated  balance  sheets  of  the  Company  and  of  its
Subsidiaries as of December 31, 2004 and December 31, 2005, and related consolidated income statements and statements of changes in shareholders' equity for the 3 years ended December 31, 2005 together with the notes thereto, and the consolidated balance sheets of the Company and its Subsidiaries as of September 30, 2006 and the related consolidated income statements and statements of changes in shareholders' equity for the 3 months then ended (the "Financial Statements"), copies of each of which have been provided to the Placement Agents, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be disclosed therein) and fairly present in all material respects the financial position and the results of operations and changes in shareholders' equity of the Company and of its Subsidiaries as of the dates and for the periods indicated (subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which shall be material). The books and records of the Company of its Subsidiaries has been, and are being, maintained in all material respects in accordance with generally accepted accounting principles and any other applicable legal and accounting requirements and reflect only actual transactions.

         (b) The audited statutory financial statements as of December 31, 2004, and December 31, 2005 and the unaudited statutory financial statements as of September 30, 2006 (collectively, the "Statutory Financial Statements") of each of the Company's insurance company subsidiaries have for each relevant period been prepared in accordance with statutory accounting practices ("SAP") prescribed or permitted by the National Association of Insurance Commissioners, and with respect to each insurance subsidiary, the appropriate Insurance Department of the state of domicile of such insurance subsidiary, and SAP has been applied on a consistent basis throughout the periods involved.

         (c)  The  accountants  of  the  Company  who  certified  the  Financial
Statements are independent public accountants of the Company and its Subsidiaries within the meaning of the Securities Act and the rules and regulations thereunder.

         5.15 Internal Controls. Each of the Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with the management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and/or SAP, as applicable and to maintain asset accountability, (iii) access to assets is permitted only in accordance with the management's general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) material information relating to the Company and its subsidiaries is made known to management. Management has
(a) evaluated the effectiveness of the internal accounting controls of each of the Company and its subsidiaries and (b) disclosed to the accountants who certified the Financial Statements and the Statutory Financial Statements and to the audit committee (1) all significant deficiencies in the design or operation of internal controls which could adversely affect the ability of the Company and its subsidiaries to record, process, summarize, and report financial data, and have identified for such accountants any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and its subsidiaries, and any such deficiencies or fraud would not, singularly or in the aggregate, be expected to result in a Material Adverse Effect.

         5.16 Regulatory Enforcement Matters. Neither the Company nor its Significant Subsidiary is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to, any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been since January 1, 2002, a recipient of any supervisory letter from, or since January 1, 2002, has adopted any board resolutions at the request of, any agency charged with the supervision or regulation of insurance companies (a "Regulatory Agency") that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their ability or authority to pay dividends or make distributions to their shareholders or make payments of principal or interest on their debt obligations, their management or their business (each, a "Regulatory Agreement"), nor has the Company or its Significant Subsidiary been advised since January 1, 2002, by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement. There is no material unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or its Significant Subsidiary.

         5.17 No Material Change. Since the respective dates of the most recent Financial Statements and Statutory Financial Statements, there has been no material adverse change or development with respect to the condition (financial or otherwise), earnings, affairs, business prospects or results of operations of the Company or its Significant Subsidiary on a consolidated basis, whether or not arising in the ordinary course of business.

         5.18 Insurance Reserving Practices. The Company and its Significant Subsidiary have made no material change in their insurance reserving practices since the respective dates as of which information is given in the most recent Financial Statements and Statutory Financial Statements.

         5.19 Reinsurance Treaties. All reinsurance and retrocessional treaties, contracts, agreements and arrangements to which the Significant Subsidiary is a party are in full force and effect and no Significant Subsidiary is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, with such exceptions that would not, singularly or in the aggregate, have a Material Adverse Effect; and no Significant Subsidiary has received any notice from any of the other parties to such treaties, contracts, agreements or arrangements that such other party intends not to perform thereunder and, to the best knowledge of the Company and the Significant Subsidiary, none of the other parties to such treaties, contracts, agreements or arrangements will be unable to perform thereunder except to the extent adequately and properly reserved for in the consolidated financial statements of the Company, with such exceptions that would not, singularly or in the aggregate, have a Material Adverse Effect.

         5.20 No Undisclosed Liabilities. Neither the Company nor its Significant Subsidiary has any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or its Significant Subsidiary giving rise to any such liability), except (i) for liabilities set forth in the Financial Statements and Statutory Financial Statements, respectively, (ii) normal fluctuation in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Company and its Significant Subsidiary since the date of the most recent balance sheet included in the Financial Statements and Statutory Financial Statements, respectively, and (iii) as may be specifically disclosed in writing to the Placement Agents.

         5.21 Litigation. No charge, investigation, action, suit or proceeding (including, without limitation, any proceeding to revoke or deny renewal of any Insurance Licenses) is pending or, to the knowledge of the Offerors, threatened, against or affecting the Company or its Significant Subsidiary or any of their respective properties before or by (i) any court wherein an unfavorable decision, ruling or finding could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect, or (ii) any regulatory, administrative or governmental official, commission, board, agency or other authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding could have, singly or in the aggregate, a Material Adverse Effect.

         5.22 Deferral of Interest Payments on Debentures. The Company has no present intention to exercise its option to defer payments of interest on the Debentures as provided in the Indenture. The Company believes that the likelihood that it would exercise its right to defer payments of interest on the Debentures as provided in the Indenture at any time during which the Debentures are outstanding is remote because of the restrictions that would be imposed on the Company's ability to declare or pay dividends or distributions on, or to redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock and on the Company's ability to make any payments of principal, interest or premium on, or repay, repurchase or redeem, any of its debt securities that rank pari passu in all respects with, or junior in interest to, the Debentures.

         Section 6. Representations and Warranties of the Placement Agents. Each Placement Agent represents and warrants to the Offerors as to itself (but not as to the other Placement Agent) as follows:

         6.1 Organization, Standing and Qualification.

         (a) FTN Financial Capital Markets is a division of First Tennessee Bank, N.A., a national banking association duly organized, validly existing and in good standing under the laws of the United States, with full power and authority to own, lease and operate its properties and conduct its business as currently being conducted. FTN Financial Capital Markets is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property or conducts its business so as to require such qualification and in which the failure to so qualify would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, prospects or results of operations of FTN Financial Capital Markets.

         (b) Keefe, Bruyette & Woods, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, with full power and authority to own, lease and operate its properties and conduct its business as currently being conducted. Keefe, Bruyette & Woods, Inc. is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property or conducts its business so as to require such qualification and in which the failure to so qualify would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, prospects or results of operations of Keefe, Bruyette & Woods, Inc.

         6.2 Power and Authority. The Placement Agent has all requisite power and authority to enter into this Agreement, and this Agreement has been duly and validly authorized, executed and delivered by the Placement Agent and constitutes the legal, valid and binding agreement of the Placement Agent, enforceable against the Placement Agent in accordance with its terms, subject to Bankruptcy and Equity and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws.

         6.3 General Solicitation. In the case of the offer and sale of the Capital Securities, no form of general solicitation or general advertising was used by the Placement Agent or its representatives including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Neither the Placement Agent nor its representatives have engaged or will engage in any "directed selling efforts" within the meaning of Regulation S with respect to the Capital Securities.

         6.4 Purchaser. The Placement Agent has made such reasonable inquiry as is necessary to determine that the Purchaser is acquiring the Capital Securities for its own account, except as contemplated under the Transfer Notice (as defined in Section 7.7 herein), that the Purchaser does not intend to distribute the Capital Securities in contravention of the Securities Act or any other applicable securities laws.

         6.5 Qualified Purchaser. The Placement Agent has not offered or sold and will not arrange for the offer or sale of the Capital Securities except (i) in an offshore transaction complying with Rule 903 of Regulation S, or (ii) to those the Placement Agent reasonably believes are institutional "accredited investors" (as defined in Rule 501 of Regulation D), or (iii) in any other manner that does not require registration of the Capital Securities under the Securities Act. In connection with each such sale, the Placement Agent has taken or will take reasonable steps to ensure that the Purchaser is aware that (a) such sale is being made in reliance on an exemption under the Securities Act, and (b) future transfers of the Capital Securities will not be made except in compliance with applicable securities laws.

         6.6 Offering Circulars. Neither the Placement Agent nor its representatives will include any non-public information about the Company, the Trust or any of their affiliates in any registration statement, prospectus, offering circular or private placement memorandum used in connection with any purchase of Capital Securities without the prior written consent of the Trust and the Company.

         Section 7. Covenants of the Offerors. The Offerors covenant and agree with the Placement Agents and the Purchaser as follows:

         7.1 Compliance with Representations and Warranties. During the period from the date of this Agreement to the Closing Date, the Offerors shall use their best efforts and take all action necessary or appropriate to cause their representations and warranties contained in Section 5 hereof to be true as of the Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of the Closing Date.

         7.2 Sale and Registration of Securities. The Offerors and their Affiliates shall not nor shall any of them permit any person acting on their behalf (other than the Placement Agents), to directly or indirectly (a) sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would or could be integrated with the sale of the Capital Securities in a manner that would require the registration under the Securities Act of the Securities, or (b) make offers or sales of any such Security, or solicit offers to buy any such Security, under circumstances that would require the registration of any of such Securities under the Securities Act.

         7.3 Use of Proceeds. The Trust shall use the proceeds from the sale of the Capital Securities to purchase the Debentures from the Company.

         7.4 Investment Company. The Offerors shall not engage, or permit any subsidiary to engage, in any activity which would cause it or any subsidiary to be an "investment company" under the provisions of the Investment Company Act.

         7.5 Directed Selling Efforts, Solicitation and Advertising. In connection with any offer or sale of any of the Securities, the Offerors shall not, nor shall either of them permit any of their Affiliates or any person acting on their behalf, other than the Placement Agents, to, (a) engage in any "directed selling efforts" within the meaning of Regulation S, or (b) engage in any form of general solicitation or general advertising (as defined in Regulation D).

         7.6 Compliance with Rule 144A(d)(4) under the Securities Act. So long as any of the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Offerors will, during any period in which they are not subject to and in compliance with
Section 13 or 15(d) of the Exchange Act, or the Offerors are not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser in connection with any proposed transfer, any information required to be provided by Rule 144A(d)(4) under the Securities Act, if applicable. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities. The information provided by the Offerors pursuant to this Section 7.6 will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         7.7 Transfer Notice. In accordance with Section 1.4 of the Subscription Agreement, the Offerors acknowledge that the Purchaser may transfer the Capital Securities, in whole or in part, at any time and from time to time following the Closing Date by delivering the notice attached as Exhibit A to the Subscription Agreement (the "Transfer Notice").

         7.8 Quarterly Reports. Within 50 days of the end of each of the first three calendar year quarters and within 75 days of the end of each calendar year during which the Debentures are issued and outstanding, the Offerors shall submit to the Purchaser a completed quarterly report in the form attached hereto as Exhibit D. If the Purchaser transfers the Capital Securities as contemplated under Section 7.7, the Offerors shall submit such reports to the party designated in the Transfer Notice. The Offerors acknowledge and agree that such designated trustee and its successors and assigns and the Purchaser and its successors and assigns are a third party beneficiary of this Section 7.8.

         7.9 Reports. In the event that either (a) an Event of Default (as defined in the Trust Agreement) occurred and is continuing, or (b) the Company has elected to defer payments of interest on the Debentures by extending the interest payment period under the Indenture, the Offerors shall provide to the Placement Agents (i) all public filings (including any Form A or Form D) with any governmental authority, (ii) any private filing relating to financial statements or financial condition of the Offerors and any other material private filings with any governmental authority (it being understood and agreed that any private filings relating to acquisitions, divestitures, recapitalizations, financing transactions, payments or distributions on capital stock or transactions with affiliates shall be material and it be further understood and agreed that such private filings are to be held confidentially by the Placement Agents and the Placement Agents shall not disclose such filings to any other person (other than the Institutional Trustee as defined in the Trust Agreement) without the consent of the Company), provided such governmental authority does not object to sharing such material filings, and (iii) all annual and quarterly financial statements, including, but not limited to financial statements prepared in accordance with GAAP and SAP, in each case of (i), (ii) and (iii) above relating to the Offerors or the Significant Subsidiary.

         7.10 Ongoing Notification Relating to Representations and Warranties of Offerors. At any time during the period beginning on the Closing Date and ending on the earlier of (a) one year following the Closing Date or (b) the date on which a Purchaser delivers the Transfer Notice, as long as such Purchaser retains any portion of the Capital Securities, the Placement Agents may request, and the Offerors shall provide, within one business day, a certificate from any authorized officer of the Company stating whether the representations and warranties contained in Section 5 remain true and correct as if made on and as of such specified date.

         7.11 Book Entry Registration. Each Offeror will cooperate with the Placement Agents to use all commercially reasonable efforts to make the Capital Securities, and in the event the Debentures are distributed to holders of the Capital Securities, to make the Debentures, eligible for clearance settlement as book-entry securities through the facilities of DTC, and will execute, deliver and comply with all representations made to, and agreements with, DTC and NASDAQ's PORTAL system. Notwithstanding this Section 7.11, it shall be understood that the Offerors shall not be held liable for any fees or expenses associated with such book entry registration, unless such fees and expenses shall be the result of the Offerors' failure to comply with this Section 7.11.

         Section 8. Covenants of the Placement Agents. The Placement Agents covenant and agree with the Offerors that, during the period from the date of this Agreement to the Closing Date, the Placement Agents shall use their best efforts and take all action necessary or appropriate to cause their representations and warranties contained in Section 6 to be true as of Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of the Closing Date. The Placement Agents further covenant and agree not to engage in hedging transactions with respect to the Capital Securities unless such transactions are conducted in compliance with the Securities Act.

         Section 9. Indemnification.

         9.1 Indemnification Obligation. The Offerors shall jointly and severally indemnify and hold harmless the Placement Agents and the Purchaser and each of their respective agents, employees, officers and directors and each person that controls either of the Placement Agents or the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and agents, employees, officers and directors or any such controlling person of either of the Placement Agents or the Purchaser (each such person or entity, an "Indemnified Party") from and against any and all losses, claims, damages, judgments, liabilities or expenses, joint or several, to which such Indemnified Party may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Offerors), insofar as such losses, claims, damages, judgments, liabilities or expenses (or actions in respect thereof) arise out of, or are based upon, or relate to, in whole or in part, (a) any untrue statement or alleged untrue statement of a material fact contained in any information (whether written or oral) or documents executed in favor of, furnished or made available to the Placement Agents or the Purchaser by the Offerors, or (b) any omission or alleged omission to state in any information (whether written or oral) or documents executed in favor of, furnished or made available to the Placement Agents or the Purchaser by the Offerors a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Indemnified Party for any legal and other expenses as such expenses are reasonably incurred by such Indemnified Party in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, judgment, liability, expense or action described in this Section 9.1. In addition to their other obligations under this Section 9, the Offerors hereby agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of, or based upon, or related to the matters described above in this Section 9.1, they shall reimburse each Indemnified Party on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Indemnified Party shall promptly return such amounts to the Offerors together with interest, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by First Tennessee Bank, N.A. (the "Prime Rate"). Any such interim reimbursement payments that are not made to an Indemnified Party within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

         9.2 Conduct of Indemnification Proceedings. Promptly after receipt by an Indemnified Party under this Section 9 of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the Offerors under this Section 9, notify the Offerors in writing of the commencement thereof; but, subject to Section 9.4, the omission to so notify the Offerors shall not relieve them from any liability pursuant to
Section 9.1 which the Offerors may have to any Indemnified Party unless and to the extent that the Offerors did not otherwise learn of such action and such failure by the Indemnified Party results in the forfeiture by the Offerors of substantial rights and defenses. In case any such action is brought against any Indemnified Party and such Indemnified Party seeks or intends to seek indemnity from the Offerors, the Offerors shall be entitled to participate in, and, to the extent that they may wish, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party; provided, however, if the defendants in any such action include both the Indemnified Party and the Offerors and the Indemnified Party shall have reasonably concluded that there may be a conflict between the positions of the Offerors and the Indemnified Party in conducting the defense of any such action or that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Offerors, the Indemnified Party shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party. Upon receipt of notice from the Offerors to such Indemnified Party of their election to so assume the defense of such action and approval by the Indemnified Party of counsel, the Offerors shall not be liable to such Indemnified Party under this Section 9 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof unless (a) the Indemnified Party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso in the preceding sentence (it being understood, however, that the Offerors shall not be liable for the expenses of more than one separate counsel representing the Indemnified Parties who are parties to such action), or (b) the Offerors shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel of such Indemnified Party shall be at the expense of the Offerors.

         9.3 Contribution. If the indemnification provided for in this Section 9 is required by its terms, but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an Indemnified Party under Section 9.1 in respect of any losses, claims, damages, judgments, liabilities or expenses referred to herein or therein, then the Offerors shall contribute to the amount paid or payable by such Indemnified Party as a result of any losses, claims, damages, judgments, liabilities or expenses referred to herein (a) in such proportion as is appropriate to reflect the relative benefits received by the Offerors, on the one hand, and the Indemnified Party, on the other hand, from the offering of such Capital Securities, or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Offerors, on the one hand, and the
Placement Agents, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein or other breaches which resulted in such losses, claims, damages, judgments, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Offerors, on the one hand, and the Placement Agents, on the other hand, shall be deemed to be in the same proportion, in the case of the Offerors, as the total price paid to the Offerors for the Capital Securities sold by the Offerors to the Purchaser (net of the compensation paid to the Placement Agents hereunder, but before deducting expenses), and in the case of the Placement Agents, as the compensation received by them, bears to the total of such amounts paid to the Offerors and received by the Placement Agents as compensation. The relative fault of the Offerors and the Placement Agents shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission of a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Offerors or the Placement Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The provisions set forth in Section 9.2 with respect to notice of commencement of any action shall apply if a claim for contribution is made under this Section 9.3; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9.2 for purposes of indemnification. The Offerors and the Placement Agents agree that it would not be just and equitable if contribution pursuant to this Section 9.3 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 9.3. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, judgments, liabilities or expenses referred to in this Section 9.3 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. In no event shall the liability of the Placement Agents hereunder be greater in amount than the dollar amount of the compensation (net of payment of all expenses) received by the Placement Agents upon the sale of the Capital Securities giving rise to such obligation. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

         9.4 Additional Remedies. The indemnity and contribution agreements contained in this Section 9 are in addition to any liability that the Offerors may otherwise have to any Indemnified Party.

         9.5 Additional Indemnification. The Company shall indemnify and hold harmless the Trust against all loss, liability, claim, damage and expense whatsoever, as due from the Trust under Sections 9.1 through 9.4 hereof.

         Section 10. Rights and Responsibilities of Placement Agents.

         10.1 Reliance. In performing their duties under this Agreement, the Placement Agents shall be entitled to rely upon any notice, signature or writing which they shall in good faith believe to be genuine and to be signed or presented by a proper party or parties. The Placement Agents may rely upon any opinions or certificates or other documents delivered by the Offerors or their counsel or designees to either the Placement Agents or the Purchaser.

         10.2 Rights of Placement Agents. In connection with the performance of their duties under this Agreement, the Placement Agents shall not be liable for any error of judgment or any action taken or omitted to be taken unless the Placement Agents were grossly negligent or engaged in willful misconduct in connection with such performance or non-performance. No provision of this Agreement shall require the Placement Agents to expend or risk their own funds or otherwise incur any financial liability on behalf of the Purchaser in connection with the performance of any of their duties hereunder. The Placement Agents shall be under no obligation to exercise any of the rights or powers vested in them by this Agreement.

         Section 11. Miscellaneous.

         11.1 Disclosure Schedule. The term "Disclosure Schedule," as used herein, means the schedule, if any, attached to this Agreement that sets forth items the disclosure of which is necessary or appropriate as an exception to one or more representations or warranties contained in Section 5 hereof. The Disclosure Schedule shall be arranged in paragraphs corresponding to the section numbers contained in Section 5. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the immediately preceding sentence, the mere listing (or inclusion of a copy) of a document or other item in the Disclosure Schedule shall not be deemed adequate to disclose an exception to a representation or warranty made herein unless the representation or warranty has to do with the existence of the document or other item itself. Information provided by the Company in response to any due diligence questionnaire shall not be deemed part of the Disclosure Schedule and shall not be deemed to be an exception to one or more representations or warranties contained in Section 5 hereof unless such information is specifically included on the Disclosure Schedule in accordance with the provisions of this Section 11.1.

         11.2 Notices. Prior to the Closing, and thereafter with respect to matters pertaining to this Agreement only, all notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or overnight air courier guaranteeing next day delivery:

         if to the Placement Agents, to:

                                 FTN Financial Capital Markets
                                 845 Crossover Lane, Suite 150
                                 Memphis, Tennessee  38117
                                 Telecopier:  901-435-4706
                                 Telephone:   800-456-5460
                                 Attention:   James D. Wingett

                                          and

                                 Keefe, Bruyette & Woods, Inc.
                                 787 7th Avenue, 4th Floor
                                 New York, New York  10019
                                 Telecopier: 212-887-7777
                                 Telephone:  212-541-6668
                                 Attention:  Mitchell Kleinman, General Counsel

         with a copy to:
                                    LeBoeuf, Lamb, Greene & MacRae LLP
                                    125 West 55th Street
                                    New York, New York 10019
                                    Telecopier: 212-424-8500
                                    Telephone:  212-424-8000
                                    Attention:  Joseph L. Seiler, III, Esq.

         if to the Offerors, to:
                                    Tower Group, Inc.
                                    120 Broadway, 31st Floor
                                    New York,, New York 10271
                                    Telecopier: 212-655-2199
                                    Telephone:  212-622-2146
                                    Attention:  Francis M. Colalucci
         with a copy to:
                                    Blank Rome LLP
                                    One Logan Square
                                    130 N. 18th Street
                                    Philadelphia, Pennsylvania 19103
                                    Telecopier: 215-832-5693
                                    Telephone:  215-569-5693
                                    Attention:  Alan H. Lieblich, Esq.

         All such notices and communications shall be deemed to have been duly given (a) at the time delivered by hand, if personally delivered, (b) five business days after being deposited in the mail, postage prepaid, if mailed, (c) when answered back, if telexed, (d) the next business day after being telecopied, or (e) the next business day after timely delivery to a courier, if sent by overnight air courier guaranteeing next day delivery. From and after the Closing, the foregoing notice provisions shall be superseded by any notice provisions of the Operative Documents under which notice is given. The Placement Agents, the Company, and their respective counsel, may change their respective notice addresses from time to time by written notice to all of the foregoing persons.

         11.3 Parties in Interest, Successors and Assigns. Except as expressly set forth herein, this Agreement is made solely for the benefit of the Placement Agents, the Purchaser and the Offerors and any person controlling the Placement Agents, the Purchaser or the Offerors and their respective successors and assigns; and no other person shall acquire or have any right under or by virtue of this Agreement. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

         11.4 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         11.5 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         11.6  Governing  Law.   PURSUANT  TO  SECTION  5-1401  OF  THE  GENERAL
OBLIGATIONS LAW OF THE STATE OF NEW YORK, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE TRUST AND THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES (INCLUDING, WITHOUT LIMITATION, THE TRUST), HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH OF THE TRUST AND THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES (INCLUDING, WITHOUT LIMITATION, THE TRUST),
IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         11.7 Entire Agreement. This Agreement, together with the other Operative Documents and the other documents delivered in connection with the transactions contemplated by this Agreement, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, together with the other Operative Documents and the other documents delivered in connection with the transaction contemplated by this Agreement, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         11.8 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Placement Agents' and the Purchaser's rights and privileges shall be enforceable to the fullest extent permitted by law.

         11.9 Disclosure of Tax Treatment and Tax Structure. Notwithstanding anything herein to the contrary, any party to this Agreement (and each employee, representative or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the offering and all materials of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws. For this purpose, "tax structure" means any facts relevant to the federal income tax treatment of the offering contemplated by this Agreement but does not include information relating to the identity of the Offerors.

         11.10 Survival. The Placement Agents and the Offerors, respectively, agree that the representations, warranties and agreements made by each of them in this Agreement and in any certificate or other instrument delivered pursuant hereto shall remain in full force and effect and shall survive the delivery of, and payment for, the Capital Securities.

                     Signatures appear on the following page

         If this Agreement is satisfactory to you, please so indicate by signing the acceptance of this Agreement and deliver such counterpart to the Offerors whereupon this Agreement will become binding between us in accordance with its terms.

Very truly yours,

TOWER GROUP, INC.

By: /s/ Michael H.  Lee
    ---------------------
Name:  Michael H. Lee
Title: Chief Executive Officer



TOWER GROUP STATUTORY TRUST VI

By: /s/ Michael H. Lee
   ---------------------------------------------------
Name:   Michael H. Lee
Title:  Administrator

CONFIRMED AND ACCEPTED,
as of the date first set forth above


FTN FINANCIAL CAPITAL MARKETS,
a division of First Tennessee Bank, N.A., as a Placement Agent


By: /s/ James D. Wingett
    --------------------------------------------------
Name:  James D. Wingett
Title  Managing Director


KEEFE, BRUYETTE & WOODS, INC.
a New York corporation, as a Placement Agent

By:/s/ Peter J. Wirth
   ---------------------------------------------------
Name:  Peter J. Wirth
Title: Managing Director

                                    EXHIBIT A

                         FORM OF SUBSCRIPTION AGREEMENT

                         TOWER GROUP STATUTORY TRUST VI

                                TOWER GROUP, INC.

                             SUBSCRIPTION AGREEMENT

                                 [CLOSING], 2007

         THIS SUBSCRIPTION AGREEMENT (this "Agreement") made among Tower Group Statutory Trust VI (the "Trust"), a statutory trust created under the Delaware Statutory Trust Act (Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss.ss. 3801, et seq.), Tower Group, Inc., a Delaware corporation, with its principal offices located at 120 Broadway, 31st Floor, New York, New York 10271 (the "Company," and collectively with the Trust, the "Offerors"), and Keefe Bruyette & Woods, Inc. (the "Purchaser").

                                    RECITALS:

         A. The Trust desires to issue [CAPITAL SECURITIES] of its Fixed/Floating Rate Capital Securities (the "Capital Securities"), liquidation amount $1,000.00 per Capital Security, representing an undivided beneficial interest in the assets of the Trust (the "Offering"), to be issued pursuant to an Amended and Restated Declaration of Trust (the "Declaration") by and among the Company, Wilmington Trust Company ("WTC"), the administrators named therein, and the holders (as defined therein), which Capital Securities are to be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to the terms of a Guarantee Agreement between the Company and WTC, as trustee (the "Guarantee"); and

         B. The proceeds from the sale of the Capital Securities will be combined with the proceeds from the sale by the Trust to the Company of its common securities, and will be used by the Trust to purchase an equivalent amount of Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures of the Company (the "Debentures") to be issued by the Company pursuant to an indenture to be executed by the Company and WTC, as trustee (the "Indenture"); and

         C.       In    consideration   of   the   premises   and   the   mutual
                  representations and covenants hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I
                     PURCHASE AND SALE OF CAPITAL SECURITIES

         1.1 Upon the execution of this Agreement, the Purchaser hereby subscribes for and agrees to purchase from the Trust [CAPITAL SECURITIES] Capital Securities at a price equal to $1,000.00 per Capital Security (the "Purchase Price") and the Trust agrees to sell such Capital Securities to the Purchaser for said Purchase Price. The rights and preferences of the Capital Securities are set forth in the Declaration. The Purchase Price is payable in immediately available funds on [CLOSING], 2007, or such other business day as may be designated by the Purchaser, but in no event later than [LAST CLOSING], 2007 (the "Closing Date"). The Offerors shall provide the Purchaser wire transfer instructions no later than 1 day following the date hereof.

         1.2 The certificate for the Capital Securities shall be delivered by the Trust on the Closing Date to the Purchaser or its designee.

         1.3 The Placement Agreement, dated [PRICING], 2007 (the "Placement Agreement"), among the Offerors and the Placement Agents identified therein includes certain representations and warranties, covenants and conditions to closing and certain other matters governing the Offering. The Placement Agreement is hereby incorporated by reference into this Agreement and the Purchaser shall be entitled to each of the benefits of the Placement Agents and the Purchaser under the Placement Agreement and shall be entitled to enforce the obligations of the Offerors under such Placement Agreement as fully as if the Purchaser were a party to such Placement Agreement.

         1.4 Anything herein or in the Placement Agreement notwithstanding, the Offerors acknowledge and agree that, so long as the Purchaser holds some or all of the Capital Securities, the Purchaser may in its discretion from time to time, by delivering the notice attached hereto as Exhibit A, transfer or sell, or sell or grant participation interests in, some or all of the Capital Securities to one or more parties, provided that any such transaction complies, as applicable, with the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and any other applicable securities laws, is pursuant to an exemption therefrom, or is otherwise not subject thereto. For the purposes of this Section 1.4, "Capital Securites" shall be deemed to include any securities into which the Capital Securities are converted or for which the Capital Securities are exchanged or substituted.

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         2.1 The Purchaser understands and acknowledges that neither the Capital Securities, the Debentures nor the Guarantee have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable securities law, are being offered for sale by the Trust in transactions not requiring registration under the Securities Act, and may not be offered, sold, pledged or otherwise transferred by the Purchaser except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to an exemption therefrom or in a transaction not subject thereto.

                                     A-1-2

         2.2 The Purchaser represents and warrants that, except as contemplated in Section 1.4 hereof, it is purchasing the Capital Securities for its own account, for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, and subject to its ability to resell such Capital Securities pursuant to an effective registration statement under the Securities Act, to "qualified institutional buyers" under Rule 144A or to non-"U.S. persons" under Regulation S or any other exemption from registration available under the Securities Act or any other applicable securities law.

         2.3 The Purchaser represents and warrants that neither the Offerors nor the Placement Agents are acting as a fiduciary or financial or investment adviser for the Purchaser.

         2.4 The Purchaser represents and warrants that it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of any Placement Agent.

         2.5 The Purchaser represents and warrants that (a) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers in connection herewith to the extent it has deemed necessary, (b) it has had a reasonable opportunity to ask questions of and receive answers from officers and representatives of the Offerors concerning their respective financial condition and results of operations and the purchase of the Capital Securities, and any such questions have been answered to its satisfaction, (c) it has had the opportunity to review all publicly available records and filings concerning the Offerors and it has carefully reviewed such records and filings that it considers relevant to making an investment decision, and (d) it has made its own investment decisions based upon its own judgment, due diligence and advice from such advisers as it has deemed necessary and not upon any view expressed by the Offerors or the Placement Agents.

         2.6 The Purchaser represents and warrants that it is a "qualified institutional buyer" as defined under Rule 144A under the Securities Act. If the Purchaser is a dealer of the type described in paragraph (a)(1)(ii) of Rule 144A under the Securities Act, it owns and invests on a discretionary basis not less than U.S. $25,000,000.00 in securities of issuers that are not affiliated with it. The Purchaser is not a participant-directed employee plan, such as a 401(k) plan, or any other type of plan referred to in paragraph (a)(1)(i)(D) or
(a)(1)(i)(E) of Rule 144A, or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, unless investment decisions with respect to the plan are made solely by the fiduciary, trustee or sponsor of such plan.

         2.7 The Purchaser represents and warrants that on each day from the date on which it acquires the Capital Securities through and including the date on which it disposes of its interests in the Capital Securities, either (i) it is not (a) an "employee benefit plan" (as defined in Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA")) which is subject to the provisions of Part 4 of Subtitle B of Title I of ERISA, or any entity whose underlying assets include the assets of any such plan (an "ERISA Plan"), (b) any other "plan" (as defined in Section 4975(e)(1) of the United States Internal Revenue Code of 1986, as amended (the "Code")) which is subject to the provisions of Section 4975 of the Code or any entity whose underlying assets include the assets of any such plan (a "Plan"), (c) an entity whose underlying assets include the assets of any such ERISA Plan or other Plan by reason of Department of Labor regulation section 2510.3-101 or otherwise, or
(d) a governmental or church plan that is subject to any federal, state or local law which is substantially similar to the provisions of Section 406 of ERISA or
Section 4975 of the Code (a "Similar Law"); or (ii) the purchase, holding and disposition of the Capital Securities by it will satisfy the requirements for exemptive relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or a similar exemption, or, in the case of a plan subject to a Similar Law, will not result in a non-exempt violation of such Similar Law.

                                     A-1-3

         2.8 The Purchaser represents and warrants that it is acquiring the Capital Securities as principal for its own account for investment and, except as contemplated under Section 1.4 hereof, not for sale in connection with any distribution thereof. It was not formed solely for the purpose of investing in the Capital Securities, and additional capital or similar contributions were not specifically solicited from any person owning a beneficial interest in it for the purpose of enabling it to purchase any Capital Securities. The Purchaser is not a (i) partnership, (ii) common trust fund or (iii) special trust, pension, profit sharing or other retirement trust fund or plan in which the partners, beneficiaries or participants, as applicable, may designate the particular investments to be made or the allocation of any investment among such partners, beneficiaries or participants, and except as contemplated under Section 1.4 hereof, it agrees that it shall not hold the Capital Securities for the benefit of any other person and shall be the sole beneficial owner thereof for all purposes and that it shall not sell participation interests in the Capital Securities or enter into any other arrangement pursuant to which any other person shall be entitled to a beneficial interest in the distribution on the Capital Securities. The Capital Securities purchased directly or indirectly by the Purchaser constitute an investment of no more than 40% of its assets. The Purchaser understands and agrees that any purported transfer of the Capital Securities to a purchaser which would cause the representations and warranties of Section 2.6 and this Section 2.8 to be inaccurate shall be null and void ab initio and the Offerors retain the right to resell any Capital Securities sold to non-permitted transferees.

         2.9 The Purchaser represents and warrants that it has full power and authority to execute and deliver this Agreement, to make the representations and warranties specified herein, and to consummate the transactions contemplated herein and it has full right and power to subscribe for Capital Securities and perform its obligations pursuant to this Agreement.

         2.10 The Purchaser represents and warrants that no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental body, agency or court having jurisdiction over the Purchaser, other than those that have been made or obtained, is necessary or required for the performance by the Purchaser of its obligations under this Agreement or to consummate the transactions contemplated herein.

                                     A-1-4

         2.11 The Purchaser represents and warrants that this Agreement has been duly authorized, executed and delivered by the Purchaser.

         2.12 The Purchaser understands and acknowledges that the Company will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agrees that, if any of the acknowledgments, representations, warranties or agreements deemed to have been made by it by its purchase of the Capital Securities are no longer accurate, it shall promptly notify the Company.

         2.13 The Purchaser understands that no public market exists for any of the Capital Securities, and that it is unlikely that a public market will ever exist for the Capital Securities.

                                  ARTICLE III
                                 MISCELLANEOUS

         3.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, international courier or delivered by hand against written receipt therefor, or by facsimile transmission and confirmed by telephone, to the following addresses, or such other address as may be furnished to the other parties as herein provided:

         To the Offerors:           [COMPANY NAME]
                                    [ADDRESS1]
                                    [ADDRESS2]
                                    Attention:  [CONTACT]
                                    Telecopier:  [FAX]

To the Purchaser:          Keefe Bruyette & Woods, Inc.
                           787 7th Avenue, 4th Floor
                           New York, New York 10019
                           Attention: Mitchell Kleinman, General Counsel
                           Telecopier 212-887-7777

         Unless otherwise expressly provided herein, notices shall be deemed to have been given on the date of mailing, except notice of change of address, which shall be deemed to have been given when received.

         3.2 This Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

         3.3 Upon the execution and delivery of this Agreement by the Purchaser, this Agreement shall become a binding obligation of the Purchaser with respect to the purchase of Capital Securities as herein provided.

                                     A-1-5

         3.4 Notwithstanding anything expressed or implied to the contrary, each Purchaser of Capital Securities (and each employee, representative, or other agent of a Purchaser) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Purchaser relating to such U.S. tax treatment and U.S. tax structure as such terms are defined in Treasury Regulation Section 1.6011-4; provided, that any such disclosure of the U.S. tax treatment and U.S. tax structure and materials related thereto may not be made
(i) in a manner that would constitute an offer to sell or the solicitation of an offer to buy the Capital Securities offered herein under applicable securities laws or (ii) when nondisclosure is reasonably necessary to comply with applicable securities laws. This authorization of tax disclosure is retroactively effective to the commencement of the first discussions between the parties regarding the transactions contemplated herein.

         3.5 PURSUANT TO SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE TRUST, THE PURCHASER AND THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES (INCLUDING, WITHOUT LIMITATION, THE TRUST), HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH OF THE TRUST, THE PURCHASER AND THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES (INCLUDING, WITHOUT LIMITATION, THE TRUST), IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         3.6 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

         3.7 This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

         3.8 In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Offerors' and the Purchaser's rights and privileges shall be enforceable to the fullest extent permitted by law.

                                     A-1-6

                     Signatures appear on the following page

                                     A-1-7

         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the day and year first written above.

KEEFE BRUYETTE & WOODS, INC.

By:
   --------------------------------------------------
Name:
     ------------------------------------------------
Title:
      -----------------------------------------------



         IN WITNESS WHEREOF, this Agreement is agreed to and accepted as of the day and year first written above.

                          TOWER GROUP, INC.

                          By:
                             --------------------------------------------------
                          Name:
                               ------------------------------------------------
                          Title:
                                -----------------------------------------------


                          TOWER GROUP STATUTORY TRUST VI

                          By:
                             --------------------------------------------------
                          Name:
                               ------------------------------------------------
                          Title:  Administrator


                                     A-1-8

                       EXHIBIT A TO SUBSCRIPTION AGREEMENT
                             FORM OF TRANSFER NOTICE
                                     [DATE]
Wilmington Trust Company
1100 North Market Street
Wilmington, Delaware 19890
Attention:  Corporate Trust Administration

To Whom It May Concern:


         The undersigned hereby notifies you of the transfer of [________] of the Capital Securities of Tower Group Statutory Trust VI, such transfer to be effective on [DATE OF TRANSFER]. In accordance with Section 7.8 of the Placement Agreement dated [PRICING], 2007 between the Offerors and the placement agents named therein (the "Placement Agreement"), periodic reports shall be delivered to [_______________], [ADDRESS] within 50 days of the end of each of the first three calendar year quarters and within 75 days of the end of each calendar year during which the Debentures are issued and outstanding, commencing [___________], in the form attached thereto. Capitalized terms used in this notice and not otherwise defined shall have the meanings ascribed to such terms in the Placement Agreement.

         The undersigned hereby informs you as custodian that the above-referenced amount of Capital Securities is to be registered in the name of "[TRANSFEREE]".

                                            [PURCHASER]
                                            By:
                                                -------------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                   ----------------------------
cc:      Tower Group, Inc.

                                     A-2-1

                                   EXHIBIT B-1
                                   -----------

                         FORM OF COMPANY COUNSEL OPINION
                         -------------------------------

                                January 25, 2007

Wilmington Trust Company                   FTN Financial Capital Markets
1100 North Market Street                   845 Crossover Lane, Suite 150
Wilmington, Delaware  19890-1600           Memphis, Tennessee  38117

                                           Keefe, Bruyette & Woods, Inc.
                                           787 7th Avenue, 4th Floor
                                           New York, New York  10019

Ladies and Gentlemen:

         We have acted as counsel to Tower Group, Inc. (the "Company"), a Delaware corporation, in connection with a certain Placement Agreement, dated January 22, 2007, (the "Placement Agreement"), between the Company and Tower Group Statutory Trust VI, a Delaware statutory trust, (the "Trust"), on one hand, and FTN Financial Capital Markets and Keefe, Bruyette & Woods, Inc. (the "Placement Agents"), on the other hand. Pursuant to the Placement Agreement, and subject to the terms and conditions stated therein, the Trust will issue and sell to Keefe, Bruyette & Woods, Inc. (the "Purchaser"), $20,000,000 aggregate principal amount of Fixed/Floating Rate Capital Securities (liquidation amount $1,000.00 per capital security) (the "Capital Securities").

         Capitalized terms used herein (including Exhibit "A") and not otherwise defined shall have the same meanings ascribed to them in the Placement Agreement.

         The law covered by the opinions expressed herein is limited to the Securities Act of 1933, as amended; the Investment Company Act of 1940, as amended; the General Corporation Law of the State of Delaware and such laws of the State of New York as an attorney practicing in such state, exercising ordinary diligence, would recognize as applicable to the transactions contemplated by the Operative Documents (collectively "Applicable Law").

         We have made such investigations of law as, in our judgment, were necessary to render the following opinions. In rendering this opinion, we have only examined the documents listed in Exhibit "A" attached hereto. As to various questions of fact, we have assumed and relied upon the truth and completeness of the certificates of public officials (copies of which have been delivered to you herewith) and all such other documents listed in Exhibit "A," on the representations, warranties, covenants and agreements of the Company, the Trust and the Significant Subsidiary given in, pursuant to or in connection with the Operative Documents and on statements and certificates of officers and other representatives of the Company.

         We have not made any independent investigation in rendering this opinion other than the examination described above, and our opinion is therefore qualified in all respects by the scope thereof.

         In rendering this opinion, we have assumed and relied upon the truth, completeness, authenticity and due authorization of all documents and certificates examined and of all the signatures thereon, except that we have not assumed the due authorization of the Company's execution, delivery and performance of the Operative Documents, as the case may be. To the extent it may be relevant to the opinions expressed herein, we have assumed that the parties to the Operative Documents, other than the Company, have the power to enter into and perform such documents and to consummate the transactions contemplated thereby and that such documents have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of, such parties. In addition, we have assumed the legal capacity of all persons executing any of the documents and/or instruments referred to herein.

         As used herein, the phrase "to our knowledge" or other similar phrase means the actual knowledge, without independent factual investigation other than the review of the documents set forth on Exhibit A, of the attorneys who have had active involvement in the transactions described above or who have prepared or signed this opinion letter.

         Based upon and subject to the foregoing and the further qualifications set forth below, we are of the opinion as of the date hereof that:

         1. The Company is validly existing and in good standing under the laws of the State of Delaware. The Significant Subsidiary is validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and the Significant Subsidiary has full corporate power and authority to own or lease its properties and to conduct its business as such business is currently conducted in all material respects. To our knowledge, all outstanding shares of capital stock of the Significant Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable and owned of record and beneficially, directly or indirectly by the Company.

         2. The issuance, sale and delivery of the Debentures in accordance with the terms and conditions of the Operative Documents have been duly authorized by all necessary corporate actions of the Company. The issuance, sale and delivery of the Debentures by the Company and the issuance, sale and delivery of the Trust Securities by the Trust do not give rise to any preemptive rights to subscribe for or to purchase any shares of capital stock or equity securities of the Company or the Significant Subsidiary pursuant to the certificate of incorporation, charter or by-laws, as applicable, each as amended to date, of the Company or the Significant Subsidiary or, to our knowledge, any agreement or other instrument to which any of the Company or the Significant Subsidiary is a party.

         3. The Company has all requisite corporate power to enter into and perform its obligations under the Placement Agreement and the Subscription Agreement, and the Placement Agreement and the Subscription Agreement have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

         4. Each of the Indenture, the Trust Agreement and the Guarantee Agreement has been duly authorized, executed and delivered by the Company, and is a valid and legally binding obligation of the Company enforceable in accordance with its terms.

         5. The Debentures have been duly authorized for issuance by the Company and duly executed and delivered by the Company. Assuming due authorization by the Indenture Trustee, the Debentures are entitled to the benefits of the Indenture and are legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

         6. To our knowledge, neither the Company, the Trust, nor the Significant Subsidiary is in breach of its certificate of incorporation, charter, by-laws or the Trust Agreement, as applicable, each as amended to date. The execution, delivery and performance of the Operative Documents and the consummation of the transactions contemplated by the Operative Documents do not and will not (i) conflict with, constitute a material breach or violation of, or constitute a material default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of (A) the certificate of incorporation, charter or by-laws, each as amended to date, of the Company or the Significant Subsidiary, or (B) any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license, agreement or instrument to which the Company or the Significant Subsidiary is a party and which is listed on Exhibit A, or (C) to our knowledge, any order, decree, judgment, franchise, license, permit, rule or regulation under or governed by Applicable Law of any court, arbitrator, government, or governmental agency or instrumentality having jurisdiction over the Company or the Significant Subsidiary or any of their respective properties; or (ii) to our knowledge, result in the creation or imposition of any material lien, claim, charge, encumbrance or restriction upon any property or assets of the Company or the Significant Subsidiary, which, in the case of each of (i) or (ii) above, is material to the Company and the Significant Subsidiary on a consolidated basis.

         7. Except for filings, registrations or qualifications that may be required by applicable securities laws, no authorization, approval, consent or order of, or filing, registration or qualification with, any person (including, without limitation, any court, governmental body or authority) is required under Applicable Law in connection with the transactions contemplated by the Operative Documents.

         8. To our knowledge, no action, suit or proceeding at law or in equity is pending against the Company or the Significant Subsidiary or any of their properties, before or by any court or governmental official, commission, board or other administrative agency, authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding could reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by the Operative Documents or the issuance and sale of the Capital Securities as contemplated therein.

         9. Assuming the truth and accuracy of the representations and warranties of the Company, the Placement Agents and the Purchaser in the Operative Documents, it is not necessary in connection with the offering, sale and delivery of the Capital Securities, the Debentures and the Guarantee Agreement (or the Guarantee) to register the same under Section 5 of the Securities Act of 1933, as amended, under the circumstances contemplated in the Placement Agreement and the Subscription Agreement.

         10. Neither the Company nor the Trust is or after giving effect to the offering and sale of the Capital Securities and the consummation of the transactions described in the Placement Agreement will be, an "investment company" or an entity "controlled" by an "investment company," in each case within the meaning of the Investment Company Act of 1940, as amended.

         The opinion expressed in the first two sentences of numbered paragraph 1 of this Opinion Letter is based solely upon certain certificates and confirmations issued by the applicable governmental officer or authority with respect to each of the Company and the Significant Subsidiary.

         The opinions expressed herein are subject in all respects to the following qualifications: no opinion is rendered as to (a) the availability of equitable remedies including, but not limited to, specific performance and injunctive relief; (b) the rights to indemnification or contribution set forth in the Operative Documents to the extent they may be limited by public policy or federal or state securities laws; (c) the effect of bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other similar laws or equitable principles affecting creditors' rights or remedies; (d) the effect of applicable laws and court decisions enacted, adapted or rendered after the date hereof which may hereafter limit or render unenforceable certain of your rights and remedies; (e) the effect of applicable law relating to fiduciary duties to the extent the provisions of any agreement would limit the fiduciary duties of any fiduciary in a manner inconsistent with applicable law; (f) the effect of general principles of equity, whether applied by a court of law or equity, including the discretionary nature of equitable remedies including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing; (g) the possible unavailability of certain remedies in the case of a non-material breach; and (h) any provision of the Debenture or the Trust Agreement that (I) requires or relates to payment of any interest at a rate that a court would determine in the circumstances to be commercially unreasonable or a penalty or forfeiture, (II) relates to interest or interest rates after judgment is obtained in excess of the maximum rate permitted by applicable law, or (III) relates to either late charges or increased interest after default to the extent the same would exceed losses or costs actually incurred or would be deemed penalties.

         Our opinion is also subject to the effects of applicable law that: (i) provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange and (iv) govern and afford judicial discretion regarding the determination of damages and entitlement of attorneys' fees and other costs.

         We express no opinion as to the accuracy of factual matters contained in any exhibits or schedules to the Operative Documents.

         This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur. This opinion is not a guarantee and should not be construed or relied upon as such.

         This opinion is rendered to you solely pursuant to Section 3.1(a) of the Placement Agreement and Section 2.1(b) of the Indenture. As such, it may be relied upon by you only and may not be distributed or disclosed, except to your directors, officers and counsel, nor used or relied upon by any other person for any purpose whatsoever without our prior written consent.


                                                              Very truly yours,

                                   EXHIBIT B-2
                                   -----------

                        FORM OF DELAWARE COUNSEL OPINION
                        --------------------------------

To Each of the Persons
Listed on Schedule A Hereto

         Re:      Tower Group Statutory Trust VI

Ladies and Gentlemen:

         We have acted as special Delaware counsel for Tower Group Statutory Trust VI, a Delaware statutory trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

         For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

         (a) The Certificate of Trust of the Trust (the "Certificate of Trust"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on [FILE DATE], 2005;

         (b) The  Declaration  of Trust,  dated as of [FILE DATE],  2005,  among
Tower Group,  Inc. a Delaware  corporation  (the  "Company"),  Wilmington  Trust
Company, a Delaware banking corporation ("WTC"), as trustee and the administrators named therein (the "Administrators");

         (c) The Amended and Restated Declaration of Trust of the Trust, dated as of [CLOSING], 2007 (including the form of Capital Securities Certificate attached thereto as Exhibit A-1 and the terms of the Capital Securities attached as Annex I) (the "Declaration of Trust"), among the Company, as sponsor, WTC, as Delaware trustee (the "Delaware Trustee") and institutional trustee (the "Institutional Trustee"), the Administrators and the holders, from time to time, of undivided beneficial interests in the assets of the Trust;

         (d) The Placement Agreement, dated [PRICING], 2007 (the "Placement Agreement"), among the Company, the Trust, and FTN Financial Capital Markets and Keefe, Bruyette & Woods, Inc., as placement agents;

         (e) The Subscription Agreement, dated [CLOSING], 2007 (the "Subscription Agreement"), among the Trust, the Company and Keefe Bruyette &
Woods, Inc. (the documents identified in items (c) through (e) being collectively referred to as the "Operative Documents");

         (f) The Capital Securities being issued on the date hereof (the "Capital Securities");

         (g) The Common Securities being issued on the date hereof (the "Common Securities") (the documents identified in items (f) and (g) being collectively referred to as the "Trust Securities"); and

                                     B-2-1

         (h) A Certificate of Good Standing for the Trust, dated [CERTIFICATE DATE], 2005, obtained from the Secretary of State.

         Capitalized terms used herein and not otherwise defined are used as defined in the Declaration of Trust, except that reference herein to any document shall mean such document as in effect on the date hereof. This opinion is being delivered pursuant to Section 3.1 of the Placement Agreement.

         For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (h) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs
(a) through (h) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

         With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

         For purposes of this opinion, we have assumed (i) that the Declaration of Trust constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, and termination of the Trust, and that the Declaration of Trust and the Certificate of Trust are in full force and effect and have not been amended further, (ii) that there are no proceedings pending or contemplated, for the merger, consolidation, liquidation, dissolution or termination of the Trust,
(iii) except to the extent provided in paragraph 1 below, the due creation, due formation or due organization, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, formation or organization, (iv) that each party to the documents examined by us is qualified to do business in each jurisdiction where such qualification is required generally or necessary in order for such party to enforce its rights under the documents examined by us,
(v) the legal capacity of each natural person who is a party to the documents examined by us, (vi) except to the extent set forth in paragraph 2 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents,
(vii) except to the extent provided in paragraph 3 below, that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (viii) the receipt by each Person to whom a Capital Security is to be issued by the Trust (the "Capital Security Holders") of a Capital Security Certificate for the Capital Security and the payment for the Capital Securities acquired by it, in accordance with the Declaration of Trust and the Subscription Agreement, (ix) that the Capital Securities are issued and sold to the Holders of the Capital Securities in accordance with the Declaration of Trust and the Subscription Agreement, (x) the receipt by the Person (the "Common Securityholder") to whom the common securities of the Trust representing common undivided beneficial interests in the assets of the Trust (the "Common Securities" and, together with the Capital Securities, the "Trust Securities") are to be issued by the Trust of a Common Security Certificate for the Common Securities and the payment for the Common Securities acquired by it, in accordance with the Declaration of Trust, (xi) that the Common Securities are issued and sold to the Common Securityholder in accordance with the Declaration of Trust, (xii) that each of the parties to the documents reviewed by us has agreed to and received the stated consideration for the incurrence of its obligations under such documents and (xiii) that each of the documents reviewed by us (other than the Declaration of Trust) is a legal, valid, binding and enforceable obligation of the parties thereto in accordance with the terms thereof. We have not participated in the preparation of any offering materials with respect to the Trust Securities and assume no responsibility for its contents.

                                     B-2-2

         This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

         We express no opinion as to (i) the effect of suretyship defenses, or defenses in the nature thereof, with respect to the obligations of any applicable guarantor, joint obligor, surety, accommodation party, or other secondary obligor or any provisions of the Trust Agreement with respect to indemnification or contribution and (ii) the accuracy or completeness of any exhibits or schedules to the Operative Documents. No opinion is given herein as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Operative Documents.

         We express no opinion as to the enforceability of any particular provision of the Trust Agreement or the other Operative Documents relating to remedies after default.

         We express no opinion as to the enforceability of any particular provision of any of the Operative Documents relating to (i) waivers of rights to object to jurisdiction or venue, or consents to jurisdiction or venue, (ii) waivers of rights to (or methods of) service of process, or rights to trial by jury, or other rights or benefits bestowed by operation of law, (iii) waivers of any applicable defenses, setoffs, recoupments, or counterclaims, (iv) waivers or variations of provisions which are not capable of waiver or variation under the Uniform Commercial Code ("UCC") of the State, (v) the grant of powers of attorney to any person or entity, or (vi) exculpation or exoneration clauses, indemnity clauses, and clauses relating to releases or waivers of unmatured claims or rights.

         We have made no examination of, and no opinion is given herein as to the Trustee's or the Trust's title to or other ownership rights in, or the existence of any liens, charges or encumbrances on, or adverse claims against, any asset or property held by the Institutional Trustee or the Trust. We express no opinion as to the creation, validity, attachment, perfection or priority of any mortgage, security interest or lien in any asset or property held by the Institutional Trustee or the Trust.

                                     B-2-3

         We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

         We express no opinion as to any requirement that any party to the Operative Documents (or any other persons or entities purportedly entitled to the benefits thereof) qualify or register to do business in any jurisdiction in order to be able to enforce its rights thereunder or obtain the benefits thereof.

         Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

         1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act (12 Del. C. ss. 3801, et seq.) (the "Act"). All filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made.

         2. Under the Declaration of Trust and the Act, the Trust has the trust power and authority to (A) execute and deliver the Operative Documents, (B) perform its obligations under such Operative Documents and (C) issue the Trust Securities.

         3. The execution and delivery by the Trust of the Operative Documents, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust.

         4. The Declaration of Trust constitutes a legal, valid and binding obligation of the Company, the Trustees and the Administrators, and is enforceable against the Company, the Trustees and the Administrators, in accordance with its terms.

         5. Each of the Operative Documents constitutes a legal, valid and binding obligation of the Trust, enforceable against the Trust, in accordance with its terms.

         6. The Capital Securities have been duly authorized for issuance by the Declaration of Trust, and, when duly executed and delivered to and paid for by the Purchaser thereof in accordance with the Declaration of Trust, the Subscription Agreement and the Placement Agreement, the Capital Securities will be validly issued, fully paid and, subject to the qualifications set forth in paragraph 8 below, nonassessable undivided beneficial interests in the assets of the Trust and will entitle the Capital Securities Holders to the benefits of the Declaration of Trust. The issuance of the Capital Securities is not subject to preemptive or other similar rights under the Act or the Declaration of Trust.

         7. The Common Securities have been duly authorized for issuance by the Declaration of Trust and, when duly executed and delivered to the Company as Common Security Holder in accordance with the Declaration of Trust, will be validly issued, fully paid and, subject to paragraph 8 below and Section 9.1(b) of the Declaration of Trust (which provides that the Holder of the Common Securities are liable for debts and obligations of Trust), nonassessable undivided beneficial interests in the assets of the Trust and will entitle the Common Security Holder to the benefits of the Declaration of Trust. The issuance of the Common Securities is not subject to preemptive or other similar rights under the Act or the Declaration of Trust.

                                     B-2-4

         8. Under the Declaration of Trust and the Act, the Holders of the Capital Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Holders of the Capital Securities and the Holder of the Common Securities may be obligated, pursuant to the Declaration of Trust,
(A) to provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Capital Security Certificates and the issuance of replacement Capital Security Certificates, and
(B) to provide security or indemnity in connection with requests of or directions to the Institutional Trustee to exercise its rights and powers under the Declaration of Trust.

         9. Neither the execution, delivery and performance by the Trust of the Operative Documents, nor the consummation by the Trust of any of the transactions contemplated thereby, requires the consent or approval of, the authorization of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the Certificate of Trust with the Secretary of State (which Certificate of Trust has been duly filed).

         10. Neither the execution, delivery and performance by the Trust of the Trust Documents, nor the consummation by the Trust of the transactions contemplated thereby, (i) is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Trust or (ii) to the best of our knowledge, without independent investigation, violates, contravenes or constitutes a default under, or results in a breach of or in the creation of any lien (other than as permitted by the Operative Documents) upon any property of the Trust under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, license or other agreement or instrument to which the Trust is a party or by which it is bound.

         11. Assuming that the Trust will not be taxable as a corporation for federal income tax purposes, but rather will be classified for such purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, the Trust will not be subject to any tax, fee or governmental charge under the laws of the State of Delaware.

         The opinions expressed in paragraph 4, 5, 6, 7 and 8 above are subject, as to enforcement, to the effect upon the Declaration of Trust of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and transfer, and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

                                     B-2-5

         We consent to your relying as to matters of Delaware law upon this opinion in connection with the Placement Agreement. We also consent to LeBoeuf, Lamb, Greene & MacRae LLP's and [COUNSEL]'s relying as to matters of Delaware law upon this opinion in connection with opinions to be rendered by them on the date hereof pursuant to the Placement Agreement.

         Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                                      Very truly yours,

                                     B-2-6

                                   SCHEDULE A
                                   ----------

         Wilmington Trust Company

         FTN Financial Capital Markets

         Keefe, Bruyette & Woods, Inc.

         Tower Group, Inc.

         Tower Group Statutory Trust VI

                            EXHIBIT A TO EXHIBIT B-2
                            ------------------------

                         CERTIFICATE OF LEGAL EXISTENCE
                         ------------------------------

                                 (See Attached)

                                   EXHIBIT B-3
                                   -----------

                           FORM OF TAX COUNSEL OPINION
                           ---------------------------


To ensure compliance with the Internal Revenue Service Circular 230 disclosure requirements, we inform you that the United States federal tax advice contained herein (i) is written in connection with the promotion or marketing by others of the transactions or matters addressed herein, and (ii) is not intended or written to be used, and cannot be used by any taxpayer, for the purpose of avoiding U.S. tax penalties. Each taxpayer with respect to the subject matter addressed herein should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.


                                                                January 25, 2007


Tower Group, Inc.
120 Broadway, 31st Floor
New York, New York 10271

Tower Group Statutory Trust VI
c/o Tower Group
120 Broadway, 31st Floor
New York, New York 10271

FTN Financial Capital Markets
845 Crossover Lane, Suite 150
Memphis, Tennessee 38117

Keefe, Bruyette & Woods, Inc.
787 7th Avenue, 4th Floor
New York, New York 10019

Dear Sirs:

         We are acting as special United States tax counsel to Tower Group, Inc., a corporation organized and existing under the laws of Delaware (the "Company"), and to Tower Group Statutory Trust VI, a statutory trust created under the laws of Delaware (the "Trust"), in connection with the proposed issuance of (i) Fixed/Floating Rate Capital Securities, liquidation amount $1,000.00 per Capital Security (the "Capital Securities") of the Trust, pursuant to the terms of the Amended and Restated Declaration of Trust dated as of the date hereof by and among the Company, Wilmington Trust Company, as Delaware trustee, Wilmington Trust Company, as institutional trustee, and Michael H. Lee, Stephen L. Kibblehouse and Francis M. Colalucci, as Administrators (the "Trust Agreement"), (ii) Fixed/Floating Rate Common Securities, liquidation amount $1,000 per common security (the "Common Securities") of the Trust, pursuant to the terms of the Trust Agreement, (iii) Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures (the "Corresponding Debentures") of the Company issued pursuant to the terms of an Indenture dated as of the date hereof from the Company to Wilmington Trust Company, as trustee (the "Indenture"), which Corresponding Debentures are to be sold by the Company to the Trust, and (iv) the Guarantee Agreement of the Company with respect to the Capital Securities dated as of the date hereof (the "Guarantee") between the Company and Wilmington Trust Company, as guarantee trustee. The Capital Securities, the Common Securities and the Corresponding Debentures are to be issued pursuant to the terms of the Placement Agreement among the Company, the Trust, FTN Financial Capital Markets, and Keefe, Bruyette & Woods, Inc. dated January 22, 2007 (the "Placement Agreement").

                                     B-3-1

         In formulating our opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion including (i) the Indenture, (ii) the form of the Corresponding Debentures attached as an exhibit to the Indenture, (iii) the Trust Agreement, (iv) the Guarantee, and (v) the forms of Capital Securities Certificate and Common Securities Certificate attached as exhibits to the Trust Agreement (collectively the "Documents"). Furthermore, we have relied upon certain representations made by the Company and upon the opinion of Richards, Layton & Finger, P.A. as to certain matters of Delaware law.

         In such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified photostatic copies, the authenticity of the originals of such latter documents, the genuineness of all signatures and the correctness of all representations made therein. We have further assumed that there are no agreements or understandings contemplated therein other than those contained in the Documents.

         In rendering our opinions, we have assumed that the transactions described in or contemplated by the Documents have been or will be carried out strictly in accordance with the Documents, and that such Documents accurately reflect the material facts of such transactions. Any variance in the facts may result in United States federal income tax consequences that differ from those reflected in the opinions set forth herein. Our opinion is also based on the Internal Revenue Code of 1986, as amended, (the "Code"), Treasury regulations, administrative rulings, judicial decisions, and other applicable authorities. The statutory provisions, regulations and interpretations on which our opinion is based are subject to change, possibly retroactively. In addition, there can be no assurance that the Internal Revenue Service will not take positions contrary to those stated in our opinion.

         Subject to the foregoing, under current law and based upon the facts, assumptions and qualifications contained herein, it is our opinion that:

          1. The Corresponding Debentures will be classified as indebtedness of the Company for United States federal income tax purposes; and

          2. The Trust will be characterized as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

         The opinions we express herein are limited solely to matters governed by the federal income tax laws of the United States. Our opinion is provided solely to you as a legal opinion only, and not as a guaranty or warranty, and is limited to the specific transactions, documents, and matters described above. No opinion may be implied or inferred beyond that which is expressly stated in this letter.

                                     B-3-2

         We express no opinion with respect to any matter not specifically addressed by the foregoing opinions, including state or local tax consequences, or any federal, state, or local issue not specifically referred to and discussed above including, without limitation, the effect on the matters covered by this opinion of the laws of any other jurisdiction.

         We are furnishing this opinion to you solely for your benefit in connection with the issuance of the Capital Securities, the Common Securities and the Corresponding Debentures, and this opinion is not to be relied upon for any other purpose or by any other person without our express written consent. Notwithstanding the foregoing, (i) copies of this opinion letter may be provided for the benefit of A.M. Best Company, Inc. and (ii) you (and each of your employees, representatives and other agents) may disclose this letter to any and all persons, without limitation of any kind, to the extent such disclosure may be relevant to understanding the tax treatment or tax structure of any transaction contemplated by the Placement Agreement. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.



                                                              Very truly yours,


                                     B-3-3

                                 [COMPANY NAME]



                                                                 [CLOSING], 2007

LeBoeuf, Lamb, Greene & MacRae LLP
125 West 55th Street
New York, New York 10019
Attention: Robert A.N. Cudd

         Re: Representations Concerning the Issuance of Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures (the "Corresponding Debentures") to [TRUST NAME] Statutory Trust [I] (the "Trust") and Sale of Trust Securities (the "Trust Securities") of the Trust

Dear Sirs:

         In accordance with your request, [COMPANY NAME] (the "Company") hereby makes the following representations in connection with the preparation of your opinion letter as to the United States federal income tax consequences of the issuance by the Company of the Corresponding Debentures to the Trust and the sale of the Trust Securities.

         The Company hereby represents that:

         (1) The sole assets of the Trust will be the Corresponding Debentures, any interest paid on the Corresponding Debentures to the extent not distributed, proceeds of the Corresponding Debentures, or any of the foregoing.

         (2) The Company intends to use the net proceeds from the sale of the Corresponding Debentures for the redemption of the Series A-1 Preferred Stock.

         (3) The Trust was not formed to conduct any trade or business and is not authorized to conduct any trade or business. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of Trust Securities to acquire the Corresponding Debentures, and (iii) engaging only in activities necessary or incidental thereto.

         (4) The Trust was formed to facilitate direct investment in the assets of the Trust, and the existence of multiple classes of ownership is incidental to that purpose. There is no intent to provide holders of such interests in the Trust with diverse interests in the assets of the Trust.

         (5) The Company intends to create a debtor-creditor relationship between the Company, as debtor, and the Trust, as a creditor, upon the issuance and sale of the Corresponding Debentures to the Trust by the Company. The Company will (i) record and at all times continue to reflect the Corresponding Debentures as indebtedness on its separate books and records for financial accounting purposes, and (ii) treat the Corresponding Debentures as indebtedness for all United States federal, state and local income tax purposes.

                                     B-3-2

         (6) During each year, the Trust's income will consist solely of payments made by the Company with respect to the Corresponding Debentures. Such payments will not be derived from the active conduct of a financial business by the Trust. Both the Company's obligation to make such payments and the measurement of the amounts payable by the Company are defined by the terms of the Corresponding Debentures. Neither the Company's obligation to make such payments nor the measurement of the amounts payable by the Company is dependent on income or profits of the Company or any affiliate of the Company.

         (7) The Company has reviewed projections of earnings, cash flow, capital and surplus and other relevant financial and economic data relating to the Company and its affiliates. Based on the current and estimated net cash flow and the projections of earnings, cash flow, capital and surplus of the Company and its affiliates, the Company believes its net cash flow will be in excess of the amount of principal and interest required to be paid in accordance with the terms of the Corresponding Debentures and the Company expects that it will be able to make, and will make, timely payment of principal and interest in accordance with the terms of the Corresponding Debentures with available capital or accumulated net cash flow.

         (8) The principal insurance operating subsidiary of the Company has received either a financial strength rating of at least B+ with a neutral or positive outlook from A.M. Best Company, Inc., or an investment grade financial strength rating from either Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or Fitch Ratings.

         (9) The terms and conditions of the Corresponding Debentures, including the interest rate, were determined on an arm's length basis.

         (10) The Company presently has no intention to defer interest payments on the Corresponding Debentures, and it considers the likelihood of such a deferral to be remote because, if it were to exercise its right to defer payments of interest with respect to the Corresponding Debentures, it would not be permitted to declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any capital stock of the Company or any affiliate of the Company (other than payments of dividends or distributions to the Company) or make any payment of principal of or interest or premium, if any, on or repay, repurchase, or redeem any debt securities of the Company or any affiliate of the Company that rank pari passu in all respects with or junior in interest to the Corresponding Debentures, in each case subject to limited exceptions stated in Section 2.11 of the Indenture to be entered into in connection with the issuance of the Corresponding Debentures.

         (11) Immediately after the issuance of the Corresponding Debentures, the debt-to-equity ratio of the Company (as determined for financial accounting purposes) will be no higher than three to one (3 : 1). The Company has no plan or intention to issue debt that would cause such ratio to exceed three to one (3 : 1). For purposes of this paragraph 11, (i) the Corresponding Debentures will be treated as debt and payments thereon will be treated as interest, (ii) other debt (as determined for financial accounting purposes) shall include both short-term and long-term indebtedness of the Company, and (iii) equity (as determined for financial accounting purposes) shall include capital stock, preferred stock, if any, paid in surplus and retained earnings of the Company.

                                     B-3-3

         (12) To the best of our knowledge, the Company's subsidiaries are currently in compliance with all applicable federal, state, and local capital requirements, except to the extent that failure to comply with any such requirements would not have a material adverse effect on the Company and its subsidiaries.

         (13) For purposes hereof, you may rely on the representations made by the Company in the Placement Agreement dated as of [PRICING], 2007, by and among FTN Financial Capital Markets, Keefe, Bruyette & Woods, Inc., the Trust and the Company.

         (14) The Company will not issue any class of common stock or preferred stock senior in rights (such as payment rights and liquidation preference) to the Corresponding Debentures during their term.

         (15) The Internal Revenue Service has not challenged the interest deduction on any class of the Company's subordinated debt in the last ten (10) years on the basis that such debt constitutes equity for federal income tax purposes.

         The above representations are accurate as of the date hereof and will continue to be accurate through the issuance of the Trust Securities, unless you are otherwise notified by us in writing. The undersigned understands that you will rely on the foregoing in connection with rendering certain legal opinions, and possesses the authority to make the representations set forth in this letter on behalf of the Company.


                           Very truly yours,


                           [COMPANY NAME]



                           By:
                              -----------------------------------------
                              Name:
                              Title:


                                     B-3-4

                                    EXHIBIT C
                                    ---------

                             SIGNIFICANT SUBSIDIARY
                             ----------------------


Tower Insurance Company of New York

                                    EXHIBIT D
                                    ---------

                            FORM OF QUARTERLY REPORT
                            ------------------------


Keefe Bruyette & Woods, Inc.
787 7th Avenue, 4th Floor
New York, New York 10019
Attention: Mitchell Kleinman, General Counsel
Telecopier 212-887-7777

PLEASE COMPLETE FOR THE PRINCIPAL INSURANCE OPERATING SUBSIDIARY

As of Year End _______, 20__

NAIC Risk Based Capital Ratio (authorized control level)            _________ %

As of [March 31, June 30, September 30, or December 31,] 20___

Total Policyholders' Surplus                                        $__________

Consolidated Debt to Total Policyholders' Surplus                   ___________%

Total Assets                                                        $__________

NAIC Class 1 & 2 Rated Investments to Total Fixed Income Investments___________%

NAIC Class 1 & 2 Rated Investments to Total Investments             ___________%

Return on Policyholders' Surplus                                    ___________%

For Property & Casualty Companies

Expense Ratio                                                       ___________%

Loss and LAE Ratio                                                  ___________%

Combined Ratio                                                      ___________%

Net Premiums Written (annualized) to Policyholders' Surplus         ___________%

Tower and its significant insurance subsidiary have a five-year operating history

Neither Tower nor its significant insurance subsidiary is under investigation by any regulatory body

Neither Tower nor its significant insurance subsidiary has had any restrictions placed on their operations by any regulatory body


------------------------------------------------------------ ---------------------------------------------------------
NAIC Risk Based Capital Ratio-P&C                            (Total   Adjusted   Capital/Authorized   Control   Level
                                                             Risk-Based Capita/)/2
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
NAIC Risk Based Capital Ratio-Life                           ((Total      Adjusted      Capital-Asset       Valuation
                                                             Reserve)/Authorized Control Level Risk-Based Capita/)/2
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
Total                                                        Capital and Surplus-Life Common Capital Stock + Preferred
                                                             Capital  Stock + Aggregate Write-Ins for other than special surplus funds + Surplus Notes +Gross Paid-In and
                                                             Contributed Surplus + Aggregate Write-Ins for Special Surplus
                                                             Funds + Unassigned Funds (Surplus) - Treasury Stock
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
Total                                                        Capital and Surplus-P&C Aggregate Write-Ins for Special Surplus
                                                             Funds + Common Capital Stock + Preferred Capital Stock + Aggregate
                                                             Write-Ins for other than special surplus funds + Surplus Notes
                                                             +Gross Paid-In and Contributed Surplus + Unassigned Funds
                                                             (Surplus) - Treasury Stock
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
Total Class 1 & 2 Rated  Investments  to Total Fixed Income  (Total Class 1 + Total Class 2 Rated  Investments)/Total
Investments                                                  Fixed Income Investments
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
Total Class 1 & 2 Rated Investments to Total Investments     (Total Class 1 + Total Class 2 Rated  Investments)/Total
                                                             Investments
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
Total Assets                                                 Total Assets
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
Return on Policyholders' Surplus                             Net Income/Policyholders' Surplus
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
Expense Ratio                                                Other Underwriting Expenses Incurred/Net premiums Earned
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
Loss and LAE Ratio                                           (Losses Incurred + Loss Expenses  Incurred)/Net Premiums
                                                             Earned
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
Combined Ratio                                               Expense Ratio + Loss and LAE Ratio
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
Net Premiums Written (annualized) to Policyholders' Surplus  Net Premiums Written/Policyholders' Surplus
------------------------------------------------------------ ---------------------------------------------------------

                                    EXHIBIT E
                                    ---------

                     TOWER GROUP, INC. PRETS XXV TERM SHEET
                     --------------------------------------

 Characteristics
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
TYPE OF ISSUER (TRUST PREFERRED  SECURITIES,  SURPLUS NOTE,  Trust Preferred Securities
SENIOR NOTE)

------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
TYPE OF RATE (FIXED/FLOAT OR FLOAT ONLY)                     Fixed/Floating Rate
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
DTC OR NOT DTC:                                              DTC
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
AMOUNT OF ISSUANCE                                           $20,000,000
------------------------------------------------------------ ---------------------------------------------------------

------------------------------------------------------------ ---------------------------------------------------------
 Interest Rate Information
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
SPREAD                                                       After year 5 will be LIBOR + 3.00%
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
RATE OR FIXED RATE                                           8.155%
(Spread Plus LIBOR on the day of Pricing)
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------

 Dates
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
PRICING                                                      January 22, 2007
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
CLOSING                                                      January 25, 2007
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
FIRST INTEREST PAYMENT DATE                                  June 15, 2007
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
FIVE YEAR CALL DATE                                          March 15, 2012
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
MATURITY DATE OF DEBENTURE (30 years)                        March 15, 2037
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
MATURITY DATE OF TRUST (35 years)                            March 15,2042
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------

 Debenture
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
AMOUNT                                                       $20,619,000
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------

 Capital Securities
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
NUMBER                                                       20,000
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
AMOUNT                                                       $20,000,000
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------

 Common Securities
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
NUMBER                                                       619
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
AMOUNT                                                       $619,000
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------

 Trust
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
NAME                                                         Tower Group Statutory Trust VI
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
ADMINISTRATORS                                               (1) Michael H. Lee
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
                                                             (2) Stephen L. Kibblehouse
                                                             ---------------------------------------------------------
                                                             ---------------------------------------------------------
                                                             (3) Francis M. Colalucci
                                                             ---------------------------------------------------------


                             DISCLOSURE SCHEDULE TO



                               PLACEMENT AGREEMENT



                                      AMONG



                         FTN FINANCIAL CAPITAL MARKETS,


                          KEEFE, BRUYETTE & WOODS, INC.


                                       AND


                                TOWER GROUP, INC.






                          Dated as of January 22, 2007

================================================================================

                               DISCLOSURE SCHEDULE



Pursuant to the Placement Agreement dated as of January 22, 2007 (the "Agreement") among, FTN Financial Capital Markets, Keefe, Bruyette & Woods, Inc. and Tower Group, Inc. (the "Company"), the Company makes the following disclosures pursuant to the Agreement. All capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Agreement.

                                 5.2 SEC Filings
                                 ---------------

1. The Company intends to enter into various pooling agreements with CastlePoint Insurance Company, to be effective January 1, 2007, including (i) a brokerage business pooling agreement (covering business historically written by the Company), (ii) a traditional program business pooling agreement (covering program business historically written by the Company) and (iii) a specialty program business pooling agreement (covering business not historically written by the Company). The Company has described these agreements in its prospectus supplement filed with the Securities and Exchange Commission on January 12, 2007. Once these agreements are executed, if required by applicable law, the Company will file such agreements with the Securities and Exchange Commission.